SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 31, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 10, 2017, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 10, 2017 and accompanying base prospectus dated February 23, 2017 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-216191), as amended, which was declared effective by the SEC on March 10, 2017 (the “Registration Statement”).

An Amendment No. 3 to the Prospectus Supplement is being filed on February 1, 2018. This Amendment No. 3 to Prospectus Supplement amends the Prospectus Supplement. This Amendment No. 3 to Prospectus Supplement should be read in conjunction with the Original Prospectus Supplement and the base Prospectus effective March 10, 2017. This Amendment No. 3 is incorporated by reference into the Original Prospectus Supplement. This Amendment No. 3 is not complete without, and may not be delivered or utilized except in connection with, the Original Prospectus Supplement, including any amendments or supplements thereto.

Amendment No. 3 – Unit Option under the Unit Program

Under Amendment No. 3, the Unit Program consists of a combination of common stock and warrants, a time period and a unit price, but otherwise the same Unit Program features, conditions and terms in the Prospectus Supplement apply.  Under Amendment No. 3, the Company’s Unit Option Program begins on February 1, 2018 and is scheduled to terminate on the earlier of February 28, 2018 or when this Unit Option receives $5 million in Unit purchases. The Unit Option consists of Units of our securities where each Unit (priced at $250.00 each) is comprised of (i) fifty (50) shares of Common Stock and (ii) Common Stock purchase warrants to purchase an additional fifty (50) shares of Common Stock. The investor’s Plan account will be credited with the number of shares of the Company’s Common Stock that is acquired under the Units purchased. Each warrant affords the investor the opportunity to purchase one share of our Common Stock at a warrant exercise price of $5.00. The warrant shall have the symbol “ZNWAH,” but no assurance can be provided that the warrants will be approved for listing on the NASDAQ Global Market.

The warrants will become exercisable on the first trading day after the 31st day following the Unit Option Termination Date (i.e., on the earlier of February 28, 2018 or when this Unit Option receives $5 million in Unit purchases) and continue to be exercisable for one (1) year after the exercise date at a per share exercise price of $5.00. The Unit is priced at $250.00 per Unit. Please note that the per Unit price of $250 is priced at a significant premium to the Company’s publicly traded common stock price.

Accordingly, all references in the Original Prospectus Supplement concerning a Unit Option Program continue, except for the substitution of the Unit Option Program details under Amendment No. 3. All other Plan features, conditions and terms remain unchanged.

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Warrant Agent Agreement

Effective February 1, 2018, the Company executed a Warrant Agent Agreement with AST as the Warrant Agent, Exhibit 4.6, below, for the warrant ZNWAH under the Unit Option Program beginning February 1, 2018 as described under Amendment No. 3.

The Company is filing the items included in Exhibits 4.5 and 4.6 to this Current Report on Form 8-K, each of which relates to the above Registration Statement, for the purpose of incorporating such items as exhibits to the Registration Statement for the DSPP Unit Option Program that begins on February 1, 2018 and is terminated on the earlier of February 28, 2018 or when this Unit Program receives $5 million in Unit purchases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.5 - Form of Warrant included in the Unit Option Program (warrant ZNWAH), Annex B under the Prospectus Supplement

Exhibit 4.6 - Warrant Agent Agreement effective February 1, 2018 between Zion Oil & Gas, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent, with Exhibit A

Exhibit 99.1 - Press release dated January 31, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: January 31, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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